LEAK-OUT AGREEMENT

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and among MagneGas Corporation, a Delaware corporation (the “Company”), and the person or persons named on the signature pages hereto (collectively, the “Holder”). Capitalized terms used and not otherwise defined herein that are defined in the Securities Settlement Agreement, dated June 27, 2018 by and between the Company and the Holder (the “Settlement Agreement”) shall have the meaning given such terms in such Settlement Agreement.

Reference is hereby made to (a) the Settlement Agreement, dated June 27, 2018, by and among the Company and the undersigned, pursuant to which the Company agreed to issue in exchange for the forgiveness of certain indebtedness, Series F Convertible Preferred Stock (“Preferred Stock”) convertible into 817,670 shares of Common Stock (the shares underlying the Preferred Stock, the “Conversion Shares” and collectively with the Shares, the “Securities”).

The Holder agrees solely with the Company that from the date that the undersigned executes the Settlement Agreement (the “Effective Date”) and ending on the date the Holder no longer holds any of the Company’s Series F Convertible Preferred Stock (“Preferred Stock”) or common stock converted from the Preferred Stock (such period, the “Restricted Period”), neither the Holder, nor any Affiliate of such Holder which (x) had or has knowledge of the transactions contemplated by the Settlement Agreement, (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Securities, or (z) is subject to such Holder’s review or input concerning such Affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), collectively, shall sell dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), an amount of the Securities more than 5% of the trading volume of Common Stock as reported by Bloomberg, LP for the applicable Date of Determination (“Leak-Out Percentage”).

Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Shares or the Conversion Shares (the “Restricted Securities”) to any Person (an “Assignee”) in a transaction which does not need to be reported on the Nasdaq consolidated tape, without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”), provided that the Leak-Out Percentage as to such Assignee and the Leak-Out Percentage of the assignor shall be proportionally adjusted based on the original leak-Out Percentage of the Holder.

The Holder further agrees (x) not to transfer any Preferred Stock to any Person without the prior written consent of the Company and (y) to forbear from taking any actions, directly or indirectly, to request, effect or otherwise require the redemption, in whole or in part, for cash of any of the Preferred Stock, to the extent permitted pursuant to the terms of the Certificate of Designations, until the six month anniversary of the date hereof.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be given in accordance with the terms of the Exchange Agreement.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall not be for the benefit of, or be enforceable by, any other person or entity.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Leak-Out Agreement shall be governed by the Settlement Agreement.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the Company may not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that the Company shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

Without implication that the contrary would otherwise be true, the Company acknowledges and agrees that this Leak-Out Agreement is a separate agreement that is solely between the Company and the undersigned and not between or among any other person or entity.

[signature pages follow]

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Sincerely,

MAGNEGAS CORPORATION

By:	/s/ Ermanno Santilli
Name:	Ermanno Santilli
Title:	CEO

Agreed to and Acknowledged:

“HOLDER”

Maxim Group, LLC

By:	/s/ Clifford A. Teller
Name:	Clifford A. Teller
Title:	Executive Managing Director, Head of Investment Banking